SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                           CURRENT REPORT ON FORM 8-K


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                          Date of Report, June 24, 1999


                         Commission File Number: 0-20307

                       AVALON CORRECTIONAL SERVICES, INC.
                          (Exact name of Registrant as
                       specified in its corporate charter)



                Nevada                             13-3592263
        (State of Incorporation)          (I.R.S. Employer I.D. Number)


               13401 Railway Drive, Oklahoma City, Oklahoma 73114
                    (Address of Principal executive offices)

                                 (405) 752-8802
                           (Issuer's telephone number)












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ITEM 2.  Acquisition of Assets


     On June 9, 1999, Avalon Correctional Services, Inc. acquired The Villa at Greeley, LLC. The Villa at Greeley is a private provider of residential services and programs for community corrections offenders. Avalon Correctional Services, Inc. assumed management and began operating the facility effective June 1, 1999. The Villa at Greeley, LLC provides services to over 300 individuals for residential services and also provides day reporting and non-residential services to over 560 offenders. Avalon Correctional Services, Inc. also purchased the buildings and land in Greeley, Colorado where The Villa at Greeley, LLC, operates. Under the terms of the agreement, all assets and liabilities existing at June 1, 1999 were excluded from the transaction with the exception of the property, plant, equipment and contracts with various state and local government agencies and legal rights. Avalon Correctional Services, Inc. acquired the Villa at Greeley, LLC including all real estate and contract rights for approximately $8,600,000. The real estate was acquired from University Holdings, LLC, a related party company having common ownership as the Villa at Greeley, LLC. The Villa at Greeley, LLC was acquired from the three principal member owners of the LLC. Each of the three principal member owners of the Villa at Greeley, LLC also own the same proportional interest in University Holdings LLC. Avalon financed $8,461,000 of the purchase price through Avalon's senior line of credit.

        Audited financial statements of the business acquired, The Villa at Greeley, LLC, are presented in Item 7 below. Additionally, unaudited proforma combined financial statements are also provided in Item 7 below.


ITEM 7.  Financial Statements and Exhibits

a. The audited financial statements of The Villa at Greeley, LLC for the years ended December 31, 1996, 1997 and 1998.

b. Pro forma combined financial statements of Avalon Correctional Services, Inc. after the purchase of The Villa at Greeley, LLC, as of March 31, 1999, and for the year ended December 31, 1998 and for the three months ending March 31, 1999.










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               AVALON CORRECTIONAL SERVICES, INC. AND SUBSIDIARIES
                                   SIGNATURES



               In accordance with the requirements of the Exchange Act, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:   June 24, 1999                 AVALON CORRECTIONAL SERVICES, INC.



                                            By:  \s\Jerry Sunderland
                                            ---------------------------
                                            Jerry Sunderland, President

































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